EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Roc Mou, the Chief Executive Officer of Northport Network Systems Inc., and Jim H. Qian, the Chief Financial Officer of Northport Network Systems Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Report on Form 10-Q of Northport Network Systems Inc., for the quarterly period ended June 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Northport Network Systems Inc.

Date: August 23, 2010.

/s/Roc Mou
Roc Mou
Chief Executive Officer and Director

/s/Jim H. Qian
Jim H. Qian
Secretary, Treasurer, Chief Financial Officer, and Director